Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sprouts Farmers Market, Inc. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Sprouts Farmers Market, Inc.’s Annual Report on Form 10-K for the year ended January 2, 2022.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

June 7, 2022